Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTORS:	MEDIA:
Byron Purcell	Joy Errico
(717) 975-3710	(203) 970-5559
investor@riteaid.com	press@riteaid.com

Rite Aid Announces Receipt of Notice of Non-Compliance with

NYSE Continued Listing Standards

PHILADELPHIA, PA (October 4, 2023) — Rite Aid Corporation (NYSE: RAD) (the “Company”) announced today that the New York Stock Exchange (the “NYSE”) informed the Company that it is no longer in compliance with NYSE continued listing standards set forth in Section 802.01B (the Minimum Market Capitalization Standard), and Section 802.01C (the Minimum Stock Price Standard) of the NYSE’s Listed Company Manual.

Under the NYSE rules, the Company is provided with certain cure periods and the Company’s common stock will continue to be listed and traded on the NYSE during the cure periods, subject to the Company’s compliance with other continued listing requirements. The current noncompliance with the NYSE listing standards does not affect the Company’s ongoing business operations or its U.S. Securities and Exchange Commission reporting requirements, nor does it trigger any violation of its material debt or other obligations. As previously disclosed, the Company has been engaged in reviewing and continues to review strategic alternatives to recapitalize, refinance or otherwise optimize its capital structure (the “Ongoing Review”), which may ultimately result in the Company pursuing one or more significant corporate transactions or other remedial measures. The Ongoing Review includes an evaluation of available options to regain compliance with the NYSE’s continued listing standards. The Company can provide no assurances that it will be able to regain compliance with the NYSE’s continued listing standards or otherwise and maintain the listing of its shares on the NYSE or the results of the Ongoing Review.

About Rite Aid

Rite Aid is a full-service pharmacy that improves health outcomes. Rite Aid is defining the modern pharmacy by meeting customer needs with a wide range of vehicles that offer convenience, including retail and delivery pharmacy, as well as services offered through our wholly owned subsidiaries, Elixir, Bartell Drugs and Health Dialog. Elixir, Rite Aid’s pharmacy benefits and services company, consists of accredited mail and specialty pharmacies, prescription discount programs and an industry-leading adjudication platform to offer superior member experience and cost savings. Health Dialog provides healthcare coaching and disease management services via live online and phone health services. Regional chain Bartell Drugs has supported the health and wellness needs in the Seattle area for more than 130 years. Rite Aid employs more than 6,300 pharmacists and operates more than 2,200 retail pharmacy locations across 17 states. For more information, visit www.riteaid.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this release that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding any potential plans to cure the NYSE continued listing requirement deficiencies; the Company’s expectations concerning the timing of completing the Ongoing Review; the Notice’s impact on the Company’s ongoing business operations or its U.S. Securities and Exchange Commission reporting requirements; and any assumptions underlying any of the foregoing. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties. These risks, assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission (the “SEC”), which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to rely on these forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any current intention, and assumes no duty, to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.